SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
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[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
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[_]  Definitive Additional Materials

POTOMAC BANCSHARES, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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POTOMAC BANCSHARES, INC.
Charles Town, West Virginia

__________________________________________________________

NOTICE OF REGULAR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2009
__________________________________________________________

To the Shareholders:

     The Regular Annual Meeting of Shareholders of Potomac Bancshares, Inc. ("Potomac") will be held at Quality Hotel Conference Center, Harpers Ferry, West Virginia, at 10:30 a.m., on May 19, 2009, for the purposes of considering and voting upon proposals:

     1. To elect a class of directors for a term of three years and to elect one director for the remaining two years of a term.

     2. To ratify the selection by the Board of Directors of Yount, Hyde & Barbour, P.C., as independent registered public accountants for the year 2009.

     3. To approve any other business that may properly be brought before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 16, 2009, shall be entitled to notice of the meeting and to vote at the meeting.

By Order of the Board of Directors

Robert F. Baronner, Jr.
President and Chief Executive Officer

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU HAVE THE OPTION TO WITHDRAW YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2009 - THE PROXY STATEMENT AND 2008 ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

April 15, 2009

POTOMAC BANCSHARES, INC.
111 EAST WASHINGTON STREET
P.O. BOX 906
CHARLES TOWN, WEST VIRGINIA 25414-0906
(304) 725-8431

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS – MAY 19, 2009

     Potomac Bancshares, Inc. is furnishing this statement in connection with its solicitation of proxies for use at the annual meeting of shareholders of Potomac Bancshares, Inc. to be held on May 19, 2009, at the time and for the purposes set forth in the accompanying notice of regular annual meeting of shareholders.

Solicitation of Proxies

     Potomac’s management, at the direction of Potomac’s board of directors, is making this proxy solicitation. These proxies enable shareholders to vote on all matters scheduled to come before the meeting. If the enclosed proxy is signed and returned, it will be voted as directed; or if not directed, the proxy will be voted "FOR" all of the various proposals to be submitted to the vote of shareholders described in the enclosed notice of regular annual meeting and this proxy statement. A shareholder executing the proxy may revoke it at any time before it is voted by:

  notifying Potomac in person,

  giving written notice to Potomac of the revocation of the proxy,

  submitting to Potomac a subsequently-dated proxy, or

  attending the meeting and withdrawing the proxy before it is voted at the meeting.

     Potomac will pay the expenses of this proxy solicitation. In addition to this solicitation by mail, officers and regular employees of Potomac and Bank of Charles Town may, to a limited extent, solicit proxies personally or by telephone or telegraph, although no person will be engaged specifically for that purpose.

Eligibility of Stock for Voting Purposes

     Under Potomac’s bylaws, the board of directors has fixed March 16, 2009, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting or any adjournment thereof. On that day, there were issued and outstanding 3,390,178 shares of common stock. The presence, in person, or by properly executed proxy, of the holders of a majority of the outstanding shares of the company’s common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum. Any shares held in street name that are not voted (“broker non-votes”) in the election of directors or the proposal to ratify the company’s appointment of Yount, Hyde & Barbour, P. C. will not be included in determining the number of votes.

     As of the record date for the annual meeting, 3,390,178 shares of the capital stock of Potomac were outstanding and entitled to vote. The principal holders of Potomac common stock are discussed under the section of this proxy statement entitled, "Principal Holders of Voting Securities". As of the record date, Potomac had a total of approximately 1,100 shareholders of record.

PURPOSES OF MEETING

1. ELECTION OF DIRECTORS

General

     Potomac’s articles of incorporation currently provide for a classified board of directors. There are three classes with each being elected for a three-year term. There are presently 11 directors on the board, four of whom are nominees for election at the 2009 annual meeting. All of the nominees are non-employee directors.

     Directors are elected by a plurality of the shares voted. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote. Because director nominees must receive a plurality of the votes cast at the meeting, a vote withheld will not affect the outcome of the election.

     The Board of Directors has a nominating committee tasked with identifying potential Board of Director members. The nominating committee makes nominations based upon its belief that candidates for director should have certain minimum qualifications, including:

  Directors should be of the highest ethical character.

  Directors should have excellent personal and professional reputations in the company’s market area.

  Directors should be accomplished in their professions or careers.

  Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

  Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the Chief Executive Officer and the ability to exercise sound business judgment.

  Directors must be willing and able to expend the time to attend meetings of the board of directors of the company and the bank and to serve on board committees.

  The board of directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of the company.

  Because the directors of the company also serve as directors of the bank, a majority of directors must be residents of West Virginia, as required by state banking law.

  Directors must be acceptable to the company’s and the bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the board of directors or participating in the affairs of a financial institution.

  Directors must own or acquire sufficient capital stock to satisfy the requirements of federal law, state law and the bylaws of Potomac.

  Directors must be at least 21 years of age.

     The nominating committee reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

     The process of identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the committee considers the directors’ overall service to the company during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors of the company and the bank. The board also reviews the payment history of loans, if any, made to such directors of the bank to ensure that the directors are not chronically delinquent and in default. The committee considers whether any transactions between the directors and the bank have been criticized by any banking regulatory agency or the bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The nominating committee also confirms that such directors remain eligible to serve on the board of directors of a financial institution under federal and state law. For new director candidates, the committee uses its network of contacts in the company’s market area to compile a list of potential candidates. The committee then meets to discuss each candidate and whether he or she meets the criteria set forth above. The committee then discusses each candidate’s qualifications and chooses a candidate by majority vote.

     The committee will consider director candidates recommended by stockholders, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders which is January 18, 2010 for the 2010 annual meeting. In addition, the procedures set forth below are to be followed by stockholders submitting nominations. The committee does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

     Potomac’s bylaws provide that nominations for election to the board of directors, other than those made by or on behalf of Potomac’s existing management, must be made by a shareholder in writing delivered or mailed to the President not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the President not later than the close of business on the 7th day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

  name and address of proposed nominee(s);

  principal occupation of nominee(s);

  total shares to be voted for each nominee;

  name and address of notifying shareholder; and

  number of shares owned by notifying shareholder.

  Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded.

     The table beginning on page 7 of this proxy statement contains background information on each director nominee.

Committees of the Board

     Potomac’s board of directors has a standing audit committee and an asset/liability/investment management committee. Other functions of board committees for Potomac have been carried out by the board of directors as a whole or through committees of the board of directors of Bank of Charles Town. While there is no such requirement, the boards of directors of the bank and Potomac are, and have at all times been, identical.

     The report of the audit committee is given on pages 6 and 7 of this proxy statement.

     The audit committee consists of five independent directors: Dr. Keith Berkeley, J. Scott Boyd, Guy Gareth Chicchirichi, Mary Clare Eros and Barbara H. Pichot. All members of the committee meet the NASDAQ definition for independence. That definition is attached hereto as Exhibit B. The audit committee is appointed and approved by the boards of Potomac and the bank. The committee is to assist these boards in monitoring (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements, (3) the independence of the company’s internal and external auditors and (4) the effectiveness of internal controls and procedures. During 2008, the audit committee held seven regular meetings.

     The company’s board of directors has determined that Barbara H. Pichot meets the requirements of an audit committee financial expert for 2008 and 2009 as defined by the Securities and Exchange Commission.

     The asset/liability/investment management committee consists of nine members: Robert F. Baronner, Jr., Guy Gareth Chicchirichi, William R. Harner, David W. Irvin, Gayle Marshall Johnson, Tim Lewis, Brent Milbourne, C. Larry Togans and Bernadine Wean. The asset/liability/investment committee is appointed and approved by the boards of Potomac and the bank. This committee is comprised of board members and officers whose responsibilities are to manage the balance sheet of the bank by maximizing and maintaining the spread between interest earned and interest paid while assuming acceptable business risks and ensuring adequate liquidity. The committee recommends investment policies to the board and reviews investments as necessary. This committee held four meetings during 2008.

     The bank has a standing Community Reinvestment Act committee, personnel committee, trust committee, trust investment review committee, merger and acquisition committee, executive committee, information technology (IT) committee, Sarbanes-Oxley 404 (SOX 404) steering committee and nominating committee.

     The Community Reinvestment Act (CRA) committee consists of seven members: Robert F. Baronner, Jr., Margaret Cogswell, Kim Desarno, David W. Irvin, Marcia Lerch, Susan Myers and Linda Sager. The CRA committee is responsible for recommending to the board of directors policies that address fair lending concerns and the requirements of the CRA. Fair lending concerns are directed at preventing lending practices that discriminate either overtly or that have the effect of discrimination. The Community Reinvestment Act requires that banks meet the credit needs of their communities, including those of low and moderate income borrowers. This committee held two meetings in 2008.

     The personnel committee consists of six members: one employee, Diane Armstrong; one employee director, Robert F. Baronner, Jr. (ex-officio); and four independent directors, Dr. Keith Berkeley, J. Scott Boyd, Guy Gareth Chicchirichi and John C. Skinner, Jr. The independence definition attached as Exhibit B is also applicable for personnel committee independent members. The committee operates under the same charter as the company. The personnel committee's responsibilities include evaluating staff performance and requirements, reviewing salaries, and making necessary recommendations to the board regarding these responsibilities. The committee held one meeting in 2008. The executive officer who serves on this committee did not make recommendations or participate in meetings relating to his own salary. See "Personnel Committee Report on Executive Compensation.”

     The trust committee consists of eight members: Robert F. Baronner, Jr., John P. Burns, Jr., Leslie Crabill, William R. Harner, John C. Skinner, Jr., David S. (Joe) Smith, C. Larry Togans and Deborah A.Watts. The trust committee is responsible for the general supervision of the fiduciary activities performed by the Trust and Financial Services Division in order to ensure proper administration of all aspects of the bank's fiduciary business. It sets forth prudent policies and guidelines under which the department can fulfill its fiduciary responsibilities in a timely and efficient manner and meet state and federal regulatory requirements. The committee makes periodic reports to the board of directors and oversees the activities of the trust investment review committee. The trust committee held seven regular meetings in 2008.

     The trust investment review committee, consisting of three trust officers, Leslie Crabill, David S. (Joe) Smith and Deborah A. Watts, and two directors, William R. Harner and C. Larry Togans, meets regularly to review investments in trust accounts and to determine that these investments remain within the guidelines of the account. This committee held 11 meetings during 2008.

     The merger and acquisition committee consists of five members: Robert F. Baronner, Jr., Guy Gareth Chicchirichi, Mary Clare Eros, Barbara H. Pichot, and John C. Skinner, Jr. The committee shall have the authority to review and recommend merger and acquisition transactions and investment transactions proposed by management to the full Board of Potomac Bancshares, Inc. The committee held one meeting in 2008.

     The executive committee consists of eight members: Robert F. Baronner, Jr., Dr. Keith Berkeley, J. Scott Boyd, John P. Burns, Jr., Mary Clare Eros, William R. Harner, John C. Skinner, Jr. and C. Larry Togans. This committee meets on an as needed basis to review and approve loans that exceed the Chief Executive Officer’s lending authority. This committee held eight meetings in 2008.

     The IT (Information Technology) committee consists of 13 members: Ryan Armstrong, Robert F. Baronner, Jr., Clara Carroll, Margaret Cogswell, Kim Desarno, Josh Householder, David W. Irvin, Tim Lewis, Brent Milbourne, Susan S. Myers (ex-officio), Matt Stickel, Shawn Stotler and Bernadine Wean. The committee’s responsibilities are to prioritize major IT projects, establish IT policies and procedures, identify technology related opportunities, and set IT standards that insure cost effective and efficient operations. This committee held twelve meetings in 2008.

     The SOX 404 steering committee consists of 11 members: Robert F. Baronner, Jr., Kim Desarno, David W. Irvin, Gayle Marshall Johnson, Tim Lewis, Susan S. Myers, Barbara H. Pichot, Linda Sager, David (Joe) Smith, Shawn Stotler and Bernadine Wean. Additional non voting committee members attending on an as needed basis are Tammy Frazier of Yount, Hyde & Barbour, P.C. and Gayla Anderson of Bank of Charles Town. The SOX 404 steering committee is responsible for assisting with and reviewing project goals and timelines, reviewing and approving the mapping process of significant accounts, and reviewing SOX 404 documentation and testing materials to ensure that the bank will be in compliance with Section 404 of the Sarbanes-Oxley Act. This committee held two meetings in 2008.

     The nominating committee consists of six members: Robert F. Baronner, Jr., J. Scott Boyd, John P. Burns, Guy Gareth Chicchirichi, Margaret Cogswell, and John C. Skinner, Jr. This committee is made up of five board members whose responsibility is to recommend candidates for positions on the Boards of Directors. This committee held four meetings during 2008.

     The board of directors of Potomac met for 13 regular meetings in 2008. The board of directors of the bank held regular monthly meetings the second Tuesday of each month in 2008. Special meetings are held from time to time as required. During 2008, the bank board held 13 regular meetings. During the year, each of the directors attended at least 75% of all meetings of the boards of Potomac and the bank and all committees of the boards on which they served.

Audit Committee Report

     The members of the audit committee are all independent in accordance with the requirements of NASDAQ.

     The audit committee oversees Potomac’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

     The audit committee has reviewed and discussed the audited financial statements with management, discussed with the independent auditor the matters required by SAS 61 as amended, received communications from the independent auditor as to its independence, and discussed independence with the auditor.

     The audit committee has received the written disclosures and the letter from the independent accountant required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees”, and has discussed with the independent accountant the independent accountant’s independence.

     Based on its review and discussions with management and the independent auditor, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K filed by the company.

     The audit committee and the board of directors have adopted a written charter for the audit committee which is included as Exhibit A at the end of this proxy statement.

     The following fees were paid to Yount, Hyde & Barbour, P.C., Potomac Bancshares, Inc.’s independent registered accounting firm, for services provided to the company for the fiscal years ending December 31, 2008 and 2007.

	2008		2007
	Fees	Percentage	Fees	Percentage
Audit fees	$48,500	47.4%	$44,300	51.1%
Audit-related fees	48,530	47.4%	37,600	43.3%
Tax fees	5,350	5.2%	4,860	5.6%

	$102,380	100.0%	$86,760	100.0%

     A description of these fees is as follows:

  Audit fees: Audit and review services, consents, and review of documents filed with SEC.

  Audit-related fees: Agreed-upon procedures related to the Trust Department’s Regulation 9 examination, ACH and vulnerability assessment, audit of the Bank’s pension plan, information technology attestation and consultation concerning financial accounting and reporting standards and internal controls over financial reporting.

  Tax fees: Preparation of federal and state tax returns.

     The audit committee of the board believes that the non-audit services provided by Yount, Hyde & Barbour are compatible with maintaining the auditor’s independence. The audit committee charter requires that the audit committee pre-approve all services performed by the independent auditors. However, the pre-approval requirement is waived for non-audit services if the amount of the non-audit service is not more than 5% of the total amount paid to the independent auditors during the fiscal year in which the services are provided and such services were not recognized at the time of the engagement to be non-audit services and such services are promptly brought to the committee’s attention and approved prior to the completion of the audit. All of the services described above for which Yount, Hyde & Barbour, P.C., billed the company for the fiscal year ended December 31, 2008, were pre-approved by the company’s audit committee. For the fiscal year ended December 31, 2008, the company’s audit committee did not waive the pre-approval requirement of any non-audit services to be provided to the company by Yount, Hyde & Barbour, P.C.

     This report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Potomac specifically incorporates this report by reference, and shall not otherwise be filed with such Acts.

Barbara H. Pichot, CPA, Chairperson
Dr. Keith Berkeley
J. Scott Boyd
Guy Gareth Chicchirichi
Mary Clare Eros

March 19, 2009

Management Nominees to the Board of Potomac

		Served As	Family
		Director	Relationship	Year
		of	With	in Which
		Potomac	Other	Term	Principal Occupation or
Nominees	Age	Since	Nominees	Expires	Employment Last Five Years
Dr. Keith Berkeley	50	2008	None	2009	Veterinarian, President of Valley Equine Associates, Jefferson County, WV.

Mary Clare Eros	62	2008	None	2009	Retired and Of Counsel, Jackson Kelly PLLC from 1981 to 2007.

William R. Harner	68	1994	None	2009	Employed at bank 1967 to 2004; Senior Vice President and Cashier 1988 to 2004 (retired); Senior Vice President and Secretary of Potomac 1994 to 2004.

John C. Skinner, Jr.	67	1994	None	2009	Chairman of the Board, Potomac Bancshares, Inc. and Bank of Charles Town. Attorney, Skinner Law firm, Jefferson County, West Virginia; bank attorney since 1986; Potomac attorney since 1994.

The Board of Directors recommends that shareholders vote “For” all of the nominees listed above.

Directors Continuing to Serve Unexpired Terms

		Served As	Family
		Director	Relationship	Year
		of	With	in Which
		Potomac	Other	Term	Principal Occupation or
Directors	Age	Since	Nominees	Expires	Employment Last Five Years
Robert F. Baronner, Jr.	50	2001	None	2011	Employed by bank as of 1/1/01 as President and Chief Executive Officer.

J. Scott Boyd	52	1999	None	2010	Pharmacist, owner Jefferson Pharmacy, Inc., Jefferson County, West Virginia since 1982; Pharmacist, owner JSB Enterprises, Inc. dba South Berkeley Pharmacy, Berkeley County, West Virginia since 2006; President and Chairman of Board of Directors of In Home Medications West Virginia, Inc; President Mountain Spring Properties, LLC.

John P. Burns, Jr.	67	1994	None	2010	Owner/operator of a beef and grain farm in Jefferson County, West Virginia; past President, Jefferson County Fair Association; Director, Valley Farm Credit.

Guy Gareth Chicchirichi	67	1994	None	2011	Executive Manager, Secretary/Treasurer, Guy’s Buick-Pontiac-GMC Truck, Inc., Jefferson County, West Virginia; charter member of Charles Town Rotary Club.

Margaret Cogswell	50	2003	None	2011	Executive Director, Hospice of the Panhandle, Berkeley, Hampshire, Jefferson and Morgan Counties, West Virginia since 1986.

Barbara H. Pichot	61	2004	None	2010	Controller, Potomac Construction Industries, Inc. March 1, 2009 to present. Certified public accountant, retired partner CoxHollida LLP, a public accounting firm in Berkeley County, West Virginia, 1981—2006; past President, Hospice of the Panhandle; past Chair Board of Governors, Shepherd University.

C. Larry Togans	62	2004	None	2010	Retired Deputy, Branch of Human Resources, U. S. Geological Survey, employed 1973 to 2001.

Ownership of Securities by Nominees, Directors and Officers

     The following table shows the amount of Potomac's outstanding common stock beneficially owned by nominees, directors and principal officers of Potomac individually and as a group. Beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security or if he or she has the right to acquire beneficial ownership of the security within sixty days. The information is furnished as of March 24, 2009, on which date 3,390,178 shares were outstanding.

				Aggregate
	Amount and Nature of		Shares Subject to a	Percent of
Nominees	of Beneficial Ownership		Right to Acquire **	Common Stock
Dr. Keith Berkeley
3291 Old Leetown Pike
Ranson, WV 25438	50 shares	D	- -	.0015

Mary Clare Eros
214 West German Street
Shepherdstown, WV 25443	50 shares	D	- -	.0015

William R. Harner
259 Fenway Drive
Charles Town, WV 25414	13,818 shares	D	5,250.4076

John C. Skinner, Jr.
PO Box 487
Charles Town, WV 25414	28,584 shares	D	5,250.8431

Non-Nominees

Robert F. Baronner, Jr.
PO Box 906	22,815 shares	D
Charles Town, WV 25414	830 shares	I	12, 820.6975

J. Scott Boyd
201 S Preston Street	7,494 shares	D
Ranson, WV 25438	1,122 shares	I	5,250.2541

John P. Burns, Jr.
1 Burns Farm Road	29,378 shares	D
Charles Town, WV 25414	2,040 shares	I	5,250.9267

Guy Gareth Chicchirichi
139 Blakeley Place
Charles Town, WV 25414	30,911 shares	D	5,250.9118

Margaret Cogswell
122 Waverly Court
Martinsburg, WV 25403	5,656 shares	D	5,250.1668

Barbara H. Pichot
12586 Leetown Road
Kearneysville, WV 25430	7,090 shares	D	3,892.2091

C. Larry Togans
1486 Tuscawilla Drive
Charles Town, WV 25414	4,096 shares	D	3,892.1208

				Aggregate
	Amount and Nature of		Shares Subject to a	Percent of
Officers (Non-Nominees)	of Beneficial Ownership		Right to Acquire **	Common Stock
David W. Irvin
PO Box 906
Charles Town WV 25414	7,729 shares	D	6,569.2280

Gayle Marshall Johnson
PO Box 906
Charles Town WV 25414-906	9,677 shares	D	6,569.2854

All nominees, directors and
principal officers as a group
(13 persons)	171,340 shares			5.0540

D	Direct ownership
I	Indirect ownership
**	Consists of options exercisable within 60 days of January 31, 2009.

     Although there is no formal written policy, the company expects all directors to attend the annual meeting of shareholders. Ten out of ten directors attended the annual meeting held on April 22, 2008.

Executive Compensation

     Potomac's officers did not receive compensation as such during 2008. The Summary Compensation Table sets forth the annual and long term compensation for services in all capacities to the bank for the fiscal years ended December 31, 2008, 2007 and 2006 of the named executive officers. Neither Potomac nor the bank has any stock option plans, employee stock ownership plans or other employee benefit plans except for the pension plan, 401(k) plan and stock incentive plan described in this proxy statement. There were 45,889 options granted in 2006 and 36,723 options granted in 2007 through the stock incentive plan. No options were granted in 2008.

SUMMARY COMPENSATION TABLE

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
				Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Robert F. Baronner, Jr.	2006	175,000	12,331	19,788	- -	20,812	15,770	243,701
President and	2007	190,000	2,484	15,040	- -	29,395	20,210	257,129
Chief Executive Officer	2008	201,700	- -	- -	- -	43,591	19,787	265,078
Gayle Marshall Johnson	2006	78,000	15,000	10,290	1,000	25,899	2,726	132,915
Senior Vice President	2007	81,500	8,500	7,670	- -	58,752	7,200	163,622
and Chief Financial Officer	2008	87,021	- -	- -	- -	58,778	4,325	150,124
David W. Irvin	2006	100,000	10,466	10,290	41,937	10,503	4,233	177,429
Executive Vice President	2007	106,000	1,260	7,670	50,707	18,836	3,957	188,430
and Senior Lender	2008	111,560	- -	- -	36,190	25,526	6,970	180,246

     Each officer receives option awards, incentive and other compensation. Option awards are calculated by multiplying the grant date fair value by the number of options granted. The grant date fair value is calculated under the provisions set forth by FASB statement 123(R). Non-equity incentive plan compensation is the incentives paid in cash as opposed to stock options. The non-equity incentive paid to the Chief Financial Officer was awarded for her recommendation of a new employee who was hired and remains with the bank. The non-equity incentive paid to the Executive Vice President is 10% of the total fees collected on commercial loans.

     The All Other Compensation total in the Summary Compensation Table for each named executive officer can differ depending on their position. The table below provides the 2008 detail for this amount.

Components of All Other Compensation

		Company
		Contributions	Director	Life
		to 401 (k) Plan	Fees	Insurance	Total
Name	Year	($)	($)	($)	($)
Robert Baronner, Jr.	2008	8,235	10,800	752	19,787
Gayle Marshall Johnson	2008	3,986	-	339	4,325
David W. Irvin	2008	6,534	-	436	6,970

     During 2003, the Potomac board and the shareholders adopted and approved the 2003 Stock Incentive Plan which reserves 433,600 (183,600 original and 250,000 additional shares approved by shareholders in 2007) shares of common stock that may be granted as incentive stock options (“ISO”) and nonqualified or non-statutory stock options. There were 45,889 shares granted in 2006 and 36,723 options granted in 2007. No options were granted in 2008.

     The following table provides detail of the outstanding stock options for each named executive officer. No options have been exercised as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards
	Number of	Number of
	Securities Underlying	Securities Underlying	Options
	Unexercised Options	Unexercised Options	Exercise	Options
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
Robert F. Baronner, Jr.	800	3,200	15.60	1/09/2017
	2,040	3,060	17.25	1/10/2016
	3,060	2,040	14.00	1/11/2015
	3,264	816	11.28	2/10/2014
Gayle Marshall Johnson	408	1,632	15.60	1/09/2017
	1,061	1,591	17.25	1/10/2016
	1,591	1,061	14.00	1/11/2015
	1,632	408	11.28	2/10/2014
David W. Irvin	408	1,632	15.60	1/09/2017
	1,061	1,591	17.25	1/10/2016
	1,591	1,061	14.00	1/11/2015
	1,632	408	11.28	2/10/2014

     For each named executive officer above, an additional 20% of options granted for each year became exercisable on the anniversary of the grant dates in January and February of 2009.

     Stock options vest 20% per year for a five year period. Fully vested options are eligible to be exercised for a period of 10 years after the grant date. Exercisable options represent 80% of the 2004 grant, 60% of the 2005 grant, 40% of the 2006 grant and 20% of the 2007 grant for each named executive officer.

Employee Benefit Plans

     Potomac sponsors a noncontributory, defined benefit pension plan under which benefits are determined based on an employee’s average annual compensation for any five consecutive full calendar years of service which produces the highest average. An employee is any person (but not including a person acting only as a director) who is regularly employed on a full-time basis. An employee becomes eligible to participate in the plan upon completion of at least one year of service and attainment of age 21.

     Normal retirement is at age 65 with the accrued monthly benefit determined on actual date of retirement. An employee may take early retirement from age 60 and the accrued monthly benefit as of the normal retirement date is actuarially reduced. There is no reduction if an employee is 62 years of age and has 30 years service.

     Compensation covered by the pension plan is based upon total pay. Effective for plan years beginning in 2008, Internal Revenue Code Section 401(a) (17) prohibits taking into account compensation in excess of $230,000 in determining one’s pension benefit.

     During 2002, the company established a 401(k) profit sharing plan available initially to all full-time employees. In 2007 the plan was expanded to include part time employees. After initiation of the plan, employees become eligible to participate in the plan upon reaching age 21 and completing one year of service. Employees can make a salary deferral election authorizing the employer to withhold up to the amount allowed by law each calendar year. The employer may make a discretionary matching contribution each plan year. The employer may also make other discretionary contributions to the plan. Part time employees are not eligible to receive matching contributions under the current plan.

Personnel Committee Report on Executive Compensation

     The personnel committee is comprised of six members: one employee, Diane Armstrong (Human Resources Director); one employee director, Robert F. Baronner, Jr. (ex-officio); and four independent directors, Dr. Keith Berkeley, J. Scott Boyd, Guy Gareth Chicchirichi and John C. Skinner, Jr. The personnel committee reviews and recommends to the board changes to the compensation levels of all executive officers of the bank. The committee seeks to attract and retain highly capable and well-qualified executives and to compensate executives at levels commensurate with their amount of service to the bank. The committee met November 25, 2008 to review and approve the bank's 2009 compensation levels. The bank's Chief Executive Officer reviews each executive officer's compensation and makes recommendations to the committee. The committee reviews these recommendations and independently evaluates each executive's job performance and contribution to the bank. The committee also considers the inflation rate and the compensation levels of executive officers holding similar positions with the bank's competitors. For instance, the committee compares the compensation levels of its executive officers with the levels, when known, of such institutions as Bank of Clarke County, First Bank and Marathon Bank. Compensation levels for executives of the bank are competitive when compared to these institutions.

     The Chief Executive Officer's salary and bonus are tied to performance goals of the bank and the bank's profitability for the prior fiscal year. Robert F. Baronner, Jr. served on the committee and was the bank's Chief Executive Officer; however, he did not make any recommendations relating to his salary and was not present at committee meetings when his compensation was being discussed.

     In 2008, Mr. Baronner had the opportunity to earn up to 22% of his base salary in bonus. This incentive program is based entirely on the following performance factors: earnings per share, return on equity, return on assets, average price per share, loan growth, deposit growth, efficiency ratio, credit quality and the growth of income of BCT Investments and the Trust Department. During 2008, Mr. Baronner earned no bonus.

     In 2001 Potomac and the bank entered into a written employment agreement with Mr. Baronner. The first year’s base salary for 2001 for Mr. Baronner as stated in the employment agreement was set after discussions with a professional executive recruiter as well as research regarding market rates for similar positions for candidates with equivalent education and experience. The salary is set each year as the agreement renews and is based on performance goals of the bank and the bank’s profitability as discussed above.

     This report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Potomac specifically incorporates this report by reference, and shall not otherwise be filed under such Acts.

This report is submitted by:

Robert F. Baronner, Jr. (ex-officio)
Dr. Keith Berkeley
J. Scott Boyd
Guy Gareth Chicchirichi
John C. Skinner, Jr.

March 24, 2009

Employment Agreement

     Potomac and the bank have a written employment agreement with Robert F. Baronner, Jr., President and Chief Executive Officer of Potomac and the bank. The agreement is for a one-year term with automatic renewals for one year each, unless terminated by one of the parties. The agreement provided for an annual salary of $110,000 plus director’s fees in 2001. The subsequent annual salaries are set each year as the agreement renews. The personnel committee set the annual salary at $201,400 for 2009. Under the agreement, if Mr. Baronner’s employment is terminated (other than for cause), he is entitled to one year’s salary and benefits. In the event of an actual or constructive termination of Mr. Baronner’s employment after a change in control of Potomac or the bank, Mr. Baronner would receive two years’ compensation and benefits for 18 months.

Compensation of Directors

     Directors of Potomac were not compensated for their services as directors for 2008. Directors of the bank were compensated at the rate of $900 for each regular and each special board meeting attended in 2008. The Chairman of the Board was paid $500 per month in addition to director and committee fees. Directors were compensated $110 for each committee meeting attended in 2008. Directors that serve on the audit committee were compensated $220 for each audit committee meeting attended in 2008. The audit committee member that is deemed the financial expert was compensated $330 dollars for each meeting attended in 2008. Directors who are operating officers of the bank are not compensated for committee meetings attended.

DIRECTOR COMPENSATION

	Fees Earned or Paid		All Other
	in Cash	Option Awards	Compensation	Total
Name	($)	($)	($)	($)
Dr. Keith Berkeley	5,400	- -	- -	5,400
J. Scott Boyd	13,550	- -	- -	13,550
John P. Burns, Jr.	12,230	- -	- -	12,230
Guy Gareth Chicchirichi	13,330	- -	- -	13,330
Margaret Cogswell	12,560	- -	- -	12,560
Mary Clare Eros	5,400	- -	- -	5,400
William R. Harner	13,990	- -	- -	13,990
Barbara H. Pichot	13,550	- -	- -	13,550
John C. Skinner, Jr.	18,560	- -	- -	18,560
C. Larry Togans	13,880	- -	- -	13,880

Certain Transactions with Directors, Officers and Their Associates

     Potomac and the bank have had, and expect to have in the future, transactions in the ordinary course of business with directors, officers, principal shareholders and their associates. All of these transactions remain on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the same time for comparable transactions with unaffiliated persons, and in the opinion of management of Potomac and the bank, did not involve more than the normal risk of collectibility or present other unfavorable features.

     The company does not have a policy on related transactions. As stated in the previous paragraph, transactions with directors are on the same terms and require the same documentation as those transactions with unaffiliated persons. These transactions are voted on by the Board of Directors with the particular director absent for the discussion and voting. The transactions and voting are recorded in the minutes. These transactions are designated so the information is accessible as needed for reporting purposes.

     Dr. Keith Berkeley, J. Scott Boyd and John P. Burns, Jr., directors of the bank and Potomac, have been indebted to the bank during 2008 in excess of $120,000. In the opinion of Potomac and the bank, these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features.

2. RATIFICATION OF SELECTION OF AUDITORS

     The board of directors has selected the firm of Yount, Hyde & Barbour, P.C. to serve as independent auditors for Potomac for the calendar year 2009. If the shareholders do not ratify the appointment of Yount, Hyde & Barbour, P.C., the board will consider the appointment of other auditors. Potomac is advised that no member of this accounting firm has any direct or indirect material interest in Potomac, or any of its subsidiaries.

     A representative of Yount, Hyde & Barbour, P.C., will be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires. The enclosed proxy will be voted "FOR" the ratification of the selection of Yount, Hyde & Barbour, P.C., unless otherwise directed. The affirmative vote of a majority of the shares of Potomac's common stock represented at the annual meeting of shareholders is required to ratify the appointment of Yount, Hyde & Barbour, P.C. Because a majority of the votes cast will be sufficient for the ratification of the appointment of Yount, Hyde & Barbour, P. C., neither broker non-votes nor abstentions will affect the outcome of the proposal. Any shares held in street name that are not voted (“broker non-votes”) will not be included in determining the number of votes cast.

     The Audit Committee and the Board of Directors unanimously recommend that shareholders vote “For” such ratification.

FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

     Upon written request by any shareholder to Gayle Marshall Johnson, Sr. Vice President and Chief Financial Officer, Potomac Bancshares, Inc., 111 East Washington Street, PO Box 906, Charles Town, West Virginia 25414-0906, a copy of Potomac's 2008 Annual Report on Form 10-K will be provided without charge.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Potomac's directors and executive officers, and persons who own more than ten percent of a registered class of Potomac's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Potomac. Officers, directors and shareholders owning more than ten percent are required by SEC regulation to furnish Potomac with copies of all Section 16(a) forms which they file.

     To Potomac's knowledge, based solely upon review of the copies of such reports furnished to Potomac and written representations that no other reports were required, during the two fiscal years ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with.

OTHER MATTERS

     If any of the nominees for election as directors should be unable to serve as a director by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the board of Potomac unless the board of directors adopts a resolution pursuant to the bylaws reducing the number of directors.

     The board of directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

     Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors, Attention: (name of director(s), as applicable), c/o Corporate Secretary Gayle Marshall Johnson, Potomac Bancshares, Inc., PO Box 906, Charles Town WV 25414. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.

SHAREHOLDER PROPOSALS FOR 2010

     Any shareholder who wishes to have a proposal included in the company’s proxy statement for the next Annual Meeting of Shareholders pursuant to Securities Exchange Act Regulation 14a - 8 must submit the proposal to Robert F. Baronner, Jr., President and Chief Executive Officer of Potomac, at its executive offices, no later than December 15, 2009, to have it considered for inclusion in the proxy statement of the annual meeting in 2010. SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals is March 1, 2010 for the 2010 annual meeting. If a stockholder gives notice of such a proposal after this deadline, our proxies will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if it is raised at the annual meeting.

DIRECTIONS TO THE 2009 REGULAR ANNUAL MEETING OF SHAREHOLDERS

From the Charles Town Branch: Start on Washington Street proceeding east. Washington Street becomes U S Route 340 north. Proceed on U S Route 340 north approximately 4 miles to the entrance of the Quality Hotel Conference Center. Should you reach the traffic light at the entrance to the Town of Bolivar and/or the Harpers Ferry National Park, you have gone too far.

From Martinsburg, WV: Take Route 9 east to the U S Route 340 exit toward Charles Town/Harpers Ferry. Proceed to the traffic light. Make a left turn onto U S Route 340 north. Proceed on U S Route 340 north approximately 4 miles to the entrance of the Quality Hotel Conference Center. Should you reach the traffic light at the entrance to the Town of Bolivar and/or the Harpers Ferry National Park, you have gone too far.

From Winchester, VA: Take Route 7 east approximately 8 miles to U S Route 340 toward Berryville/Charles Town. Upon exiting Route 7 make a left turn onto U S Route 340 north at the traffic light at the end of the exit. Proceed approximately 15 miles to Charles Town, WV and merge onto U S Route 340 north. Proceed on U S Route 340 north approximately 4 miles to the entrance of the Quality Hotel Conference Center. Should you reach the traffic light at the entrance to the Town of Bolivar and/or the Harpers Ferry National Park, you have gone too far.

From Frederick, MD: Take U S Route 340 south approximately 20 miles to the entrance of the Quality Hotel Conference Center. Should you reach the traffic light at the intersection of Route 230, you have gone too far.

Robert F. Baronner, Jr.
President and Chief Executive Officer
Charles Town, West Virginia
April 15, 2009